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                                                                    EXHIBIT 4.11


                        AMENDMENT TO RESTATED AND AMENDED
                           INVESTORS' RIGHTS AGREEMENT


         This Amendment to Restated and Amended Investors' Rights Agreement (this "Amendment") is entered into as of June 25, 1997, by and among Excite, Inc., a California corporation (the "Company") and the other persons and entities whose names are set forth on the signature pages hereto. This Amendment is intended to amend that certain Restated and Amended Investors' Rights Agreement dated as of March 8, 1996, as amended on August 1, 1996 and November 25, 1996, by and among the Company and the investors listed on the signature pages thereto (the "Rights Agreement").


                                    RECITALS

A. On March 8, 1996, the Company entered into the Rights Agreement with certain of its securities holders, which Rights Agreement was amended on August 1, 1996 and November 25, 1996.

B. Intuit Inc., a Delaware corporation ("Intuit") acquired 2,900,000 shares of Common Stock of the Company (the "Purchased Shares") pursuant to a Stock Purchase Agreement by and between the Company and Intuit, dated as of June 11, 1997 (the "Stock Purchase Agreement") and has the right to acquire additional shares of Common Stock ("Anti-Dilution Shares") pursuant to the Right of First Refusal Agreement between the Company and Intuit dated as of June 25, 1997.

C. In order to comply with the Stock Purchase Agreement, the Company and certain Investors (as defined in the Rights Agreement) desire to amend the Rights Agreement to provide for the inclusion of the Purchased Shares and Anti-Dilution Shares as Registrable Securities (as defined in the Rights Agreement) thereunder for the purposes of piggyback registration rights.


                                    AGREEMENT

Now, Therefore, in consideration of the mutual promises and covenants set forth herein, the Company and the Investors hereby agree that the Rights Agreement shall be amended as follows:

         1. Section 2.1 of the Rights Agreement is amended to add thereto a new definition as follows:

         "Intuit Registrable Securities. The term "Intuit Registrable Securities" means the shares of Common Stock issued or issuable to Intuit Inc., a Delaware corporation ("Intuit") pursuant to (i) the Stock Purchase Agreement dated as of June 11, 1997 between the Company and Intuit and (ii) the terms of the Right of First Refusal Agreement dated as of June 25, 1997 between the Company and Intuit.

         2. Sections 2.1(b) and 2.1(d) of the Rights Agreement shall be amended in their entirety as set forth below:



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            "(b) Registrable Securities. The term "Registrable Securities"
means: all the shares of Common Stock of the Company issued or issuable (i) upon conversion of any shares of Series A Stock issued under the Series A Agreement or under the Preferred Stock Purchase Warrant dated August 2, 1995 issued by the Company to Lighthouse Capital Partners, L.P., or (ii) upon conversion of any shares of Series B Stock issued under the Series B Agreement or under the Preferred Stock Purchase Warrant dated November 17, 1995 issued by the Company to Lighthouse Capital Partners, L.P., or (iii) upon conversion of any shares of Series C Stock issued under the Series C Agreement or (iv) upon exercise of those Common Stock Purchase Warrants dated November 6, 1995 issued by the Company under the Series B Agreement to those Investors indicated on Exhibit A (the "Common Stock Purchase Warrants") or (v) upon conversion of any shares of Series D Stock issued under the Series D Agreement or (vi) to Kevin Altis pursuant to the Asset Acquisition Agreement or upon exercise of that certain Stock Purchase Warrant issued to Kevin Altis pursuant to the Asset Acquisition Agreement or (vii) to Julie Gomoll or Rachel Matthews, as shareholders of Go Media, Inc., pursuant to that certain Agreement and Plan of Reorganization dated July 31, 1996, by and between the Company, Go Media, Inc. and Julie Gomoll (the "Merger Shares"), (viii) to Intuit pursuant to that certain Stock Purchase Agreement dated as of June 11, 1997 between the Company and Intuit, whereby Intuit purchased 2,900,000 shares of the Company's Common Stock, (ix) to Intuit pursuant to that certain Right of First Refusal Agreement dated as of June 25, 1997 between the Company and Intuit or (x) to Tribune Company or any other party other than AOL Ventures, Inc. pursuant to Section 8 of the Series D Agreement (the "IPO Shares") that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns, excluding any securities previously sold to the public or held by a Holder (as defined below) whose securities set forth in subsections (i) through (ix) herein may be sold in any three month period without registration under the Securities Act pursuant to Rule 144 of the Securities Act; provided, however, that notwithstanding anything to herein to the contrary, the Purchased Shares shall not be Registrable Shares for purposes of Sections 2.2, 2.4 or 3."

            "(d) Holder. For purposes of this Section 2 and Sections 3 and 4 hereof, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series A Stock or Series B Stock or Series C Stock or Series D Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that a holder of Purchased Shares shall not be a Holder with respect to such Purchased Shares for purposes of Sections 2.2, 2.4 or 3; and provided, further, that the Company shall in no event be obligated to register shares of Series A Stock or Series B Stock or Series C Stock or Series D Stock or warrants therefor or for Common Stock, and that Holders of Registrable Securities will not be required to convert their shares of Series A Stock or Series B Stock or Series C Stock or Series D Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates."



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         3. The fourth sentence of Section 2.2(b) of the Rights Agreement shall be amended to read in its entirety as follows:

         "Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities and the holders of any AOL Registrable Securities and Intuit Registrable Securities entitled to be included in such registration on a pro rata basis according to the number of Registrable Securities, AOL Registrable Securities and Intuit Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders) and each holder of AOL Registrable Securities and Intuit Registrable Securities entitled to participate in such registration, respectively; provided, however, that the number of Registrable Securities, AOL Registrable Securities and Intuit Registrable Securities to be included in any such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration."

         4. Section 2.3 of the Rights Agreement shall be amended to read in its entirety as follows:

         "2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder together with the holders of any other securities and of the Company entitled to inclusion in such registration, on a pro-rata basis. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty
         (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to inched in such registration statement. If a Holder decides not to request to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, the registration rights granted to the Investors in this Section 2.3 shall not be applicable with respect to any registrations



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         effected under that certain Registration Rights Agreement dated as of
         November 25, 1996, by and between Excite, AOL and AOL Ventures, Inc. or under the Registration Rights Agreement dated as of June 25, 1997 by and between Excite and Intuit."

         5. All notices and other communications under the Rights Agreement shall be made to Intuit Inc. at the addresses specified below and thereafter at such other address, notice of which is given in accordance with Section 6.1 of the Rights Agreement:

            Intuit Inc.
            1840 Embarcadero Road
            Palo Alto, California 94303
            Attention: Treasurer, with a copy to General Counsel

         6. The Rights Agreement as modified herein shall remain in full force and effect as so modified.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            EXCITE, INC.


                                             By: /s/ Robert C. Hood
                                                -------------------------------
                                                     Robert C. Hood
                                             Executive Vice President, Chief
                                             Administrative Officer and Chief
                                             Financial Officer
INVESTORS:

INSTITUTIONAL VENTURE PARTNERS VI           INSTITUTIONAL VENTURE MANAGEMENT VI
By: Its Managing General Partner
    Institutional Venture Management VI

By: /s/ Geoffrey Y. Yang                    By: /s/ Geoffrey Y. Yang
  --------------------------------------       ---------------------------------
   Geoffrey Y. Yang, General Partner          Geoffrey Y. Yang, General Partner

IVP FOUNDERS FUND I, L.P.                   KPCB INFORMATION SCIENCES ZAIBATSU
                                            FUND II
By: Its General Partner                     By: Its General Partner
    Institutional Venture Management VI         KPCB VII Associates


By: /s/ Geoffrey Y. Yang                    By: /s/ Vinod Khosla
   ------------------------------------        ---------------------------------
    Geoffrey Y. Yang, General Partner           Vinod Khosla, General Partner


(SIGNATURE PAGE TO AMENDMENT TO RESTATED AND AMENDED INVESTORS' RIGHTS
AGREEMENT)



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KPCB VII FOUNDERS FUND                  KLEINER PERKINS CAUFIELD & BYERS VII


By: /s/ Vinod Khosla                    By: /s/ Vinod Khosla
  ---------------------------------        -------------------------------------
    Vinod Khosla, General Partner           Vinod Khosla, General Partner

Agreed and Accepted:

INTUIT INC.                             TRIBUNE COMPANY


By: /s/ William Harris                  By:
   --------------------------------        ------------------------------------



(SIGNATURE PAGE TO AMENDMENT TO RESTATED AND AMENDED INVESTORS' RIGHTS
AGREEMENT)